EXHIBIT 99.1

PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	Kite Realty Group Trust
Dan Sink, Chief Financial Officer	Adam Basch, Financial Analyst
(317) 577-5609	(317) 578-5161
dsink@kiterealty.com	abasch@kiterealty.com

Kite Realty Group Trust Reports
Third Quarter 2012 Results

Highlights

Operations/Leasing

•	Funds From Operations was $0.11 per diluted common share for the third quarter of 2012.

•	Increased retail operating portfolio occupancy by 40 basis points to 93.4% and increased small shop occupancy by 120 basis points to 81.8%.

•	Third quarter recurring revenue from property operations increased 9.0% over the comparable period in the prior year.

•	Same Property Net Operating Income increased 1.9% for the quarter and 3.2% for the first nine months over the comparable periods in the prior year.

•	Executed 46 new and renewal leases for 231,340 square feet during the quarter for aggregate cash rent spreads of 4.1%.

Acquisitions and Dispositions

•	Acquired 12th Street Plaza, a Publix-anchored shopping center in Vero Beach, Florida, for $15.2 million, including the assumption of a $7.9 million mortgage, which matures in August 2013.

•	Sold Coral Springs Plaza in Coral Springs, Florida for total net proceeds of $8.7 million.

Capital Markets

•
Subsequent to the end of the quarter, the Company issued 12,075,000 common shares in a public offering at a price of $5.20 per share. The net proceeds from this offering of approximately $60 million were initially used to repay amounts outstanding under the Company’s unsecured revolving credit facility.

•	Closed on a $37.5 million construction loan for Holly Springs Towne Center development property and a $22.8 million construction loan for Four Corner Square redevelopment property.

Indianapolis, Ind., November 1, 2012 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its third quarter ended September 30, 2012.  Financial statements and exhibits attached to this release include results for the three and nine months ended September 30, 2012 and 2011.

Financial and Operating Results

Funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $7.9 million, or $0.11 per diluted share, for the Kite Portfolio for the three month periods ended September 30, 2012 and 2011. The Company’s allocable share of FFO was $7.1 million for both three month periods ended September 30, 2012 and 2011.

For the nine months ended September 30, 2012 FFO, as adjusted for a $1.3 million litigation charge and a $0.5 million write-off of deferred financing costs was $23.8 million, or $0.33 per diluted share, for the Kite Portfolio compared to $23.2 million, or $0.32 per diluted share, for the same period in the prior year.  The Company’s allocable share of FFO as adjusted was $21.3 million for the nine months ended September 30, 2012 compared to $20.6 million for the same period in 2011.  Without these adjustments, FFO for the Kite Portfolio and the Company’s allocable share of FFO for the nine months ended September 30, 2012 were $22.0 million and $19.7 million, respectively.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties, and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, we have also provided FFO adjusted for a litigation charge recorded in the first quarter of 2012 and a write-off of deferred financing costs in the second quarter of 2012.  We believe this supplemental information provides a meaningful measure of our operating performance.  The Company believes presenting FFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.  A reconciliation of net income to FFO and FFO as adjusted is included in the attached table.

Net loss attributable to common shareholders was $3.0 million for the third quarter of 2012 compared to net loss in the prior year of $0.6 million.  This change is primarily attributable to an increase in depreciation expense of $3.0 million due to transition of development properties to the operating portfolio and accelerated depreciation related to the redevelopment of the Company’s Four Corner Square and Rangeline Crossing properties, partially offset by a $2.1 million increase in income from property operations. The Company’s total revenue for the third quarter of 2012 increased to $25.4 million from $23.5 million for the same period in 2011 due to transition of development properties to the operating portfolio over the past twelve months.

Net loss attributable to common shareholders was $5.8 million for the first nine months of 2012 compared to net loss in the prior year of $3.9 million.  This change is primarily attributable to a $2.2 million increase in interest expense largely due to the transition of certain properties to the operating portfolio, an increase of $4.4 million in depreciation and amortization expense due to accelerated depreciation taken in the current year on certain redevelopment properties, and a $1.3 million litigation charge in the first quarter of 2012, partially offset by a $5.2 million current year gain on the sale of operating properties and higher income from property operations of $5.3 million.  The Company’s total revenue for the first nine months of 2012 was $74.8 million, a $4.9 million increase from the same period in 2011.  The increase resulted from an improvement in revenue due to the transition of properties from in-process development/redevelopment to the operating portfolio, increased revenue from existing properties due to improved occupancy levels, the current year acquisitions of 12th Street Plaza and Cove Center and the full year effect of properties acquired during 2011.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer, said "We are pleased with our recent success in the capital markets, as well as the significant progress we continue to make with our current acquisition pipeline.  We plan to deploy the capital we recently raised into quality assets and bring our in-process developments to completion, which should accelerate our revenue growth. We are also ahead of plan on the disposition of non-core assets and the recycling of this capital into our redevelopment platform and acquisition opportunities.”

Operating Portfolio

As of September 30, 2012, the Company owned interests in 58 retail properties (including five properties under redevelopment) totaling approximately 8.5 million square feet.  During the quarter the Company removed its Preston Commons property from the operating portfolio and transferred it to “held for sale” status, as the Company currently is pursuing the sale of this asset.  The owned gross leasable area (“GLA”) in the Company’s 53-property retail operating portfolio was 93.4% leased as of September 30, 2012, compared to 93.0% leased as of the end of the prior quarter.

During the quarter the Company also removed two commercial properties from its operating portfolio and transferred them to “held for sale” status.  Pen Products and Indiana State Motor Pool total 200,875 square feet and were sold on October 31, 2012.  As of September 30, 2012, the owned net rentable area of the two properties remaining in the commercial operating portfolio was 93.6% leased compared to 93.4% at the end of the prior quarter. The combined retail and commercial operating portfolio leased percentage was 93.5% as of September 30, 2012, compared to 93.0% as of the end of the prior quarter.

Same property net operating income (“NOI”) for the Company’s properties increased 1.9% in the third quarter of 2012 compared to the same period in the prior year.  The Company anticipates exceeding its previously disclosed full-year same property NOI guidance range.  The same property leased percentage of these 49 operating properties was 93.0% at September 30, 2012 and 92.7% at September 30, 2011.

The Company’s small shop leased percentage increased 120 basis points during the quarter from 80.6% to 81.8%, representing the fourth consecutive quarterly increase.  The Company’s anchor leased percentage remained unchanged at 98.2% as of September 30, 2012.

Leasing Activities

During the third quarter of 2012, the Company executed 46 new and renewal leases totaling approximately 231,340 square feet with aggregate cash rent spreads of 4.1%.  New leases were signed with 27 tenants for approximately 104,078 square feet of GLA.  These leases represent an 11.6% positive cash rent spread.  A total of 19 leases representing 127,262 square feet were renewed during the quarter for a 1.9% decrease in cash rent spread.

Development, Acquisition and Disposition Activities

As of September 30, 2012, the Company owned interests in five in-process development/redevelopment projects that were 83.7% pre-leased or committed and are expected to total 703,224 owned square feet upon completion.  The total estimated cost of these projects is approximately $195 million, of which $128 million had been incurred as of September 30, 2012.

During the quarter, the Company transitioned the 12,000 square foot DePauw University Bookstore & Café and 14,550 square foot Zionsville (Indianapolis MSA) Walgreens to the operating portfolio. These projects were both 100% leased.

In July, the Company acquired 12th Street Plaza (formerly “Vero Mall”), a 138,000 square foot neighborhood shopping center in Vero Beach, Florida.  12th Street Plaza was 96.6% leased as of September 30, 2012 and is anchored by Publix Supermarket and Stein Mart.  The purchase price, exclusive of closing costs, was $15.2 million, including the assumption of a $7.9 million mortgage loan which matures in August 2013.

In September, the Company sold its Coral Springs Plaza retail operating property in Coral Springs, Florida for total net proceeds of $8.7 million, which were primarily used to pay down the Company’s unsecured revolving credit facility.

Subsequent to the end of the quarter, the Company sold its Pen Products and Indiana State Motor Pool commercial operating properties for total gross proceeds of $10.1 million.
Capital Markets

Subsequent to the end of the quarter, the Company completed a public offering of 12,075,000 common shares at a price of $5.20 per share, which generated net proceeds to the Company of approximately $60 million. The Company initially used the net proceeds to repay amounts outstanding under its unsecured revolving credit facility. The Company anticipates redeploying the net proceeds into the acquisition of properties and the funding of redevelopment costs.

In July, the Company closed on a $22.8 million construction loan for its Four Corner Square redevelopment property in Maple Valley, Washington (Seattle MSA).  The loan bears interest at LIBOR plus 225 basis points and has a three-year term with an option to extend for an additional two years.  Vertical construction has commenced on this project and is expected to be substantially complete in the first half of 2013.

In August, the Company closed on a $37.5 million construction loan for its Holly Springs Towne Center development property in Raleigh, North Carolina.  This loan has a term of three years with a two-year extension option and bears interest at LIBOR plus 250 basis points (which decreases to LIBOR plus 225 basis points after the completion of construction). Vertical construction has commenced as well on this project and is also expected to be substantially complete in the first half of 2013.

Distributions

On October 12, 2012, the Company paid a quarterly common share cash distribution of $0.06 per common share for the quarter ended September 30, 2012 to shareholders of record as of October 5, 2012.  The Board of Trustees anticipates declaring a quarterly cash distribution for the quarter ending December 31, 2012 later in the fourth quarter.

FFO Guidance

The Company is reaffirming its FFO as adjusted guidance for the year ending December 31, 2012 in a range of $0.42 to $0.46 per diluted share.  Following is a reconciliation of estimated net loss per common share to estimated FFO per common share:

Guidance Range for 2012	Low	High
Net loss per diluted common share	$(0.15)	$(0.11)
Depreciation and amortization	0.55	0.55
FFO per diluted common share	0.40	0.44
Charges for litigation and accelerated write off of deferred financing costs	0.02	0.02
FFO per diluted common share, as adjusted	$0.42	$0.46

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Friday, November 2 at 1:00 p.m. eastern time.  A live webcast of the conference call will be available online on the Company’s website at www.kiterealty.com.  The dial-in numbers are (800) 901-5213 for domestic callers and (617) 786-2962 for international callers (passcode 75190629).  In addition, a telephonic replay of the call will be available until January 9, 2013.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 53357546).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States.  At September 30, 2012, the Company owned interests in a portfolio of 60 operating and redevelopment properties totaling approximately 8.9 million square feet and an additional two properties currently under development totaling 0.6 million square feet.

Safe Harbor

This press release contains certain statements that are not historical fact and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including, without limitation: national and local economic, business, real estate and other market conditions, particularly in light of the recent recession; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of our properties in Indiana, Florida and Texas; and other factors affecting the real estate industry generally.  The Company refers you the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	September 30, 2012	December 31, 2011
Assets:
Investment properties, at cost:
Land	$232,080,553	$238,129,092
Land held for development	35,979,859	36,977,501
Buildings and improvements	856,019,174	845,173,680
Furniture, equipment and other	4,246,598	5,474,403
Construction in progress	182,944,921	147,973,380
	1,311,271,105	1,273,728,056
Less: accumulated depreciation	(191,817,602)	(178,006,632)
	1,119,453,503	1,095,721,424
Cash and cash equivalents	9,933,628	10,042,450
Tenant receivables, including accrued straight-line rent of $11,901,933 and $11,398,347, respectively, net of allowance for uncollectible accounts	20,017,069	20,413,671
Other receivables	4,099,847	2,978,225
Investments in unconsolidated entities, at equity	22,326,140	21,646,443
Escrow deposits	9,858,541	9,424,986
Deferred costs, net	32,921,069	31,079,129
Prepaid and other assets	2,478,611	1,959,790
Total Assets	$1,221,088,408	$1,193,266,118

Liabilities and Equity:
Mortgage and other indebtedness	$680,364,034	$689,122,933
Accounts payable and accrued expenses	57,679,100	36,048,324
Deferred revenue and other liabilities	15,936,648	12,636,228
Total Liabilities	753,979,782	737,807,485
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	34,383,098	41,836,613
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 and 2,800,000 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	102,500,000	70,000,000
Common Shares, $.01 par value, 200,000,000 shares authorized 65,604,233 shares and 63,617,019 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	656,043	636,170
Additional paid in capital	457,308,977	449,763,528
Accumulated other comprehensive loss	(5,609,383)	(1,524,095)
Accumulated deficit	(126,913,745)	(109,504,068)
Total Kite Realty Group Trust Shareholders’ Equity	427,941,892	409,371,535
Noncontrolling Interests	4,783,636	4,250,485
Total Equity	432,725,528	413,622,020
Total Liabilities and Equity	$1,221,088,408	$1,193,266,118

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Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2012 and 2011
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Minimum rent	$19,439,584	$17,887,595	$56,885,392	$52,329,925
Tenant reimbursements	5,079,911	4,602,449	14,775,601	14,077,871
Other property related revenue	858,676	851,855	2,945,725	3,153,517
Construction and service fee revenue	52,531	180,299	150,548	266,820
Total revenue	25,430,702	23,522,198	74,757,266	69,828,133
Expenses:
Property operating	4,191,874	4,261,465	12,837,821	13,195,006
Real estate taxes	3,282,788	3,296,603	9,868,588	9,764,912
Cost of construction and services	77,901	135,816	252,364	299,982
General, administrative, and other	1,647,116	1,401,475	5,261,293	4,661,059
Acquisition costs	108,169	—	179,102	49,968
Litigation charge	—	—	1,289,446	—
Depreciation and amortization	11,244,270	8,283,440	30,720,823	26,328,902
Total expenses	20,552,118	17,378,799	60,409,437	54,299,829
Operating income	4,878,584	6,143,399	14,347,829	15,528,304
Interest expense	(6,481,825)	(6,131,103)	(19,164,454)	(17,000,667)
Income tax benefit/(expense) of taxable REIT subsidiary	13,385	(119,561)	5,995	(72,728)
Income/(loss) from unconsolidated entities	102,623	239,852	91,475	244,447
Other income	22,688	40,825	108,627	183,415
(Loss) income from continuing operations	(1,464,545)	173,412	(4,610,528)	(1,117,229)
Discontinued operations:
Income from operations	293,552	568,823	962,556	1,186,223
(Loss) gain on sale of operating property, net of tax expense	(65,312)	—	5,180,568	—
Income from discontinued operations	228,240	568,823	6,143,124	1,186,223
Consolidated net (loss) income	(1,236,305)	742,235	1,532,596	68,994
Net loss (income) attributable to noncontrolling interests	312,208	57,931	(1,513,591)	410,968
Net (loss) income attributable to Kite Realty Group Trust	(924,097)	800,166	19,005	479,962
Dividends on preferred shares	(2,114,063)	(1,443,750)	(5,805,939)	(4,331,250)
Net loss attributable to common shareholders	$(3,038,160)	$(643,584)	$(5,786,934)	$(3,851,288)

Net (loss) income per common share attributable to Kite Realty Group Trust common shareholders – basic and diluted
Loss from continuing operations attributable to common shareholders	$(0.05)	$(0.02)	$(0.15)	$(0.08)
Income from discontinued operations attributable to common shareholders	0.00	0.01	0.06	0.02
Net loss attributable to common shareholders	$(0.05)	$(0.01)	$(0.09)	$(0.06)

Weighted average common shares outstanding – basic and diluted	64,780,540	63,597,290	64,171,770	63,538,314
Dividends declared per common share	$0.06	$0.06	$0.18	$0.18
Loss attributable to Kite Realty Group Trust common shareholders
Loss from continuing operations	$(3,243,747)	$(1,150,140)	$(9,416,614)	$(4,907,566)
Income from discontinued operations	205,587	506,556	3,629,680	1,056,278
Net loss attributable to Kite Realty Group Trust common shareholders	$(3,038,160)	$(643,584)	$(5,786,934)	$(3,851,288)

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2012 and 2011
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Consolidated net (loss) income	$(1,236,305)	$742,235	$1,532,596	$68,994
Less dividends on preferred shares	(2,114,063)	(1,443,750)	(5,805,939)	(4,331,250)
Less net (loss) income attributable to noncontrolling interests in properties	(35,228)	(21,049)	(111,642)	(62,825)
Less (loss) gain on sale of operating property, net of tax expense	65,312	—	(5,180,568)	—
Add depreciation and amortization, net of noncontrolling interests	11,257,277	8,656,553	31,581,636	27,523,156
Funds From Operations of the Kite Portfolio1	7,936,993	7,933,989	22,016,083	23,198,075
Less redeemable noncontrolling interests in Funds From Operations	(799,648)	(881,143)	(2,324,421)	(2,551,788)
Funds From Operations allocable to the Company1	$7,137,345	$7,052,846	$19,691,662	$20,646,287

Basic FFO per share of the Kite Portfolio	$0.11	$0.11	$0.31	$032
Diluted FFO per share of the Kite Portfolio	$0.11	$0.11	$0.31	$0.32

Funds From Operations of the Kite Portfolio	$7,936,993	$7,933,989	$22,016,083	$23,198,075
Add back: litigation charge	—	—	1,289,446	—
Add back: accelerated amortization of deferred financing fees	—	—	500,028	—
Funds From Operations of the Kite Portfolio, as adjusted	$7,936,993	$7,933,989	$23,805,557	$23,198,075
Basic and Diluted FFO per share of the Kite Portfolio, as adjusted	$0.11	$0.11	$0.33	$0.32

Basic weighted average Common Shares outstanding	64,780,540	63,597,290	64,171,770	63,538,314
Diluted weighted average Common Shares outstanding	65,126,104	63,833,551	64,504,424	63,818,493
Basic weighted average Common Shares and Units outstanding	71,956,742	71,443,788	71,785,927	71,389,398
Diluted weighted average Common Shares and Units outstanding	72,302,306	71,680,049	72,118,581	71,669,577

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1
“Funds From Operations of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

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Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2012 and 2011
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Number of properties at period end1	49	49		49	49

Leased percentage at period-end	93.0%	92.7%		93.0%	92.7%
Minimum rent	$16,726,596	$16,630,615		$49,098,450	$48,608,875
Tenant recoveries	4,478,051	4,272,777		12,837,832	12,589,913
Other income	527,432	484,298		1,620,329	1,393,217
	21,732,079	21,387,690		63,556,611	62,592,005

Property operating expenses	4,601,434	4,493,844		12,537,840	13,072,544
Real estate taxes	2,988,318	3,012,290		8,717,646	8,531,337
	7,589,752	7,506,134		21,255,486	21,603,881
Net operating income – same properties (49 properties)2	14,142,327	13,881,556	1.9%	42,301,125	40,988,124	3.2%

Reconciliation to Most Directly Comparable GAAP Measure:

Net operating income – same properties	$14,142,327	$13,881,556		$42,301,125	$40,988,124
Net operating income – non-same properties	3,736,374	1,902,275		9,525,922	5,613,271
Construction, net and other	138,134	205,599		177,543	321,972
General, administrative and acquisition expenses	(1,647,116)	(1,401,475)		(5,261,293)	(4,661,059)
Acquisition costs	(108,169)	—		(179,102)	(49,968)
Litigation charge	—	—		(1,289,446)	—
Depreciation expense	(11,244,270)	(8,283,440)		(30,720,823)	(26,328,902)
Interest expense	(6,481,825)	(6,131,103)		(19,164,454)	(17,000,667)
Discontinued operations	228,240	568,823		6,143,124	1,186,223
Net loss (income) attributable to noncontrolling interests	312,208	57,931		(1,513,591)	410,968
Dividends on preferred shares	(2,114,063)	(1,443,750)		(5,805,939)	(4,331,250)
Net loss attributable to common shareholders	$(3,038,160)	$(643,584)		$(5,786,934)	$(3,851,288)

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1
Same Property analysis excludes Courthouse Shadows, Oleander Place, Four Corner Square, Rangeline Crossing and Bolton Plaza as the Company pursues redevelopment of these properties.  For the third quarter, it also excludes three properties (Preston Commons, Pen Products, and Indiana State Motor Pool) that were transferred to “held for sale” status during the quarter.

2
Same Property net operating income is considered a non-GAAP measure because it excludes net gains from outlot sales, write offs of straight-line rent and lease intangibles, bad debt expense and related recoveries, lease termination fees and significant prior year expense recoveries and adjustments, if any.  Such items are included in net operating income – non-same properties.

The Company believes that Net Operating Income is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.